ASSIGNMENT OF RIGHTS AGREEMENT

This Assignment of Rights Agreement is entered into as of this 29th day of June 2010, by and among Weikang Bio-Technology Group Co., Inc., a Nevada corporation (the “Company”), Weili Wang (the “Assignor”) and Lucky Wheel Limited, a British Virgin Islands corporation (the “Assignee”) incorporated on January 6, 2010, upon the following premises:

Premises

WHEREAS, Assignor is the owner of 23,425,200 shares of Common Stock of the Company (the “Shares”) and  a 100% shareholder of the Assignee.

WHEREAS, Assignor wishes to make a bona fide gift of 22,925,200 shares of Common Stock of the Company (the “Shares”) to Assignee;

WHEREAS, in consideration for receipt of the Shares, Assignee agrees to be bound by certain transfer restrictions in connection with the receipt of the Shares;

WHEREAS, the board of directors of the Company has determined that the transfer contemplated hereby is desirable and in the best interests of their stockholders.

By execution of this Assignment of Rights Agreement, the undersigned, Assignee, hereby agrees as follows:

1.	Acknowledgment; Acceptance. Assignee acknowledges and accepts receipt of the Shares from Assignor as a bona fide gift.

2.	Agreement.

a.      Assignee hereby agrees that the Shares are subject to certain transfer restrictions described herein, contained in the Company’s charter documents, and pursuant to applicable law (the “Transfer Restrictions”) and agrees to be bound by the Transfer Restrictions.

b.      Assignee hereby makes the investment representations listed on Exhibit A to Assignor as of the date of this Assignment of Rights Agreement and agrees that such representations are incorporated into this Assignment of Rights Agreement by this reference, such that Assignor may rely on them in donating the Shares.

c.      Assignee further agrees that to ensure compliance with the Transfer Restrictions, Assignor may request the Company to issue appropriate “stop transfer” instructions to its transfer agent, if any.

d.      Assignee understands and agrees that Assignor shall cause the Company to place the legend set forth below, or substantially equivalent legend, upon any certificate(s) evidencing ownership of the Shares, together with any other legend that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

3.           Notice.  Any notice required or permitted by the Agreement(s) shall be given to Assignee at the address set forth below Assignee’s signature.

This Assignment of Rights Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Assignment of Rights Agreement is executed and delivered effective as of this 29th day of June 2010.

ASSIGNOR:		Accepted and Agreed:

Weili Wang		WEIKING BIO-TECHNOLOGY GROUP CO., INC.

/s/ Weili Wang	By:	/s/ Yin Wang

	Title	Chairman

ASSIGNEE:
Lucky Wheel Limited

/s/ Yin Wang
By: Yin Wang

Title: Executive Director

P.O. Box 957, Offshore Incorporations Centre,
Road Town, Tortola, British Virgin Islands
Phone:  86-21-61059153
Facsimile: 86-21-61059100

EXHIBIT A

WEIKING BIO-TECHNOLOGY GROUP CO., INC.

INVESTMENT REPRESENTATION STATEMENT

In connection with the transfer of 22,925,200 shares of Common Stock (the “Shares”) of Weikang Bio-Technology Group Co., Inc. (the “Company”), Weili Wang (the “Assignor”) and Lucky Wheel Limited (the “Assignee”), Assignee represents to the Company the following:

a.
Assignee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.  Assignee is acquiring the Shares for investment for Assignee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

b.
Assignee understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, Assignee understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

c.
Assignee further acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Assignee further acknowledges and understands that the Company is under no obligation to register the Shares.  Assignee understands that the certificate evidencing the Shares will be imprinted with one or more federal or state legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

d.
Assignee is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things:  (1) The availability of certain public information about the Company; (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (3) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934 (the “Exchange Act”) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.  There can be no assurances that the requirements of Rule 144 will be met, or that the Securities will ever be saleable.

e.
Assignee further understand that at the time it wishes to sell the Securities, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Assignee would be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.

f.
Assignee further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.  Assignee understands that no assurances can be given that any such other registration exemption will be available in such event.

Dated as of:  June 29, 2010

ASSIGNEE:
Lucky Wheel Limited

By:	/s/ Yin Wang
Yin Wang

Title: Executive Director